UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2010 (November 30, 2010)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2010, the Amended and Restated Bylaws of JDS Uniphase Corporation (the “Company”) were amended by the Board (the “Amended and Restated Bylaws”) to decrease the number of directors from ten (10) to nine (9).

A copy of the Amended and Restated Bylaws incorporating this change is attached hereto as Exhibit 3.5 and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Meeting”) of the Company was held on November 30, 2010. At the Meeting, the stockholders voted on the following three proposals and cast their votes as follows:

Proposal 1: To elect two Class I directors to serve until the 2013 Meeting:

Director	For	Against	Withheld	Broker Non-Votes
Martin A. Kaplan	131,940,678	0	6,282,688	49,504,896
Kevin J. Kennedy	110,158,406	0	28,061,961	49,504,896

Proposal 2: To approve an amendment to the Company’s Amended and Restated Equity Incentive Plan:

For	Against	Withheld	Broker Non-Votes
118,523,893	19,173,988	525,485	49,504,896

Proposal 3: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011:

For	Against	Withheld	Broker Non-Votes
184,944,350	2,166,728	486,189	0

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.5	Amended and Restated Bylaws of JDS Uniphase Corporation, effective as of November 30, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ David Vellequette
David Vellequette Executive Vice President and Chief Financial Officer

December 3, 2010